Exhibit 10.1

EXCHANGE AND SETTLEMENT AGREEMENT

THIS EXCHANGE AND SETTLEMENT AGREEMENT (the “Agreement”) is dated this 24th day of September, 2020, by and between Infinity Energy Resources, Inc., a Delaware corporation (the “Company”), and SKM Partnership, Ltd., a Texas limited partnership (“Holder”). The Company and the Holder are sometimes each referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Holder beneficially owns and holds an 8% promissory note issued by the Company to the Holder, dated as of December 27, 2013, in the original principal amount of $1,050,000, a copy of which is annexed as Exhibit A hereto (the “Original Note”), the outstanding principal balance of which is $1,000,000, as of the date hereof, accrued and unpaid interest thereon of $481,000;

WHEREAS, the Holder desires to exchange (the “Exchange”) the Original Note for (a) a cash payment by the Company to the Holder in the amount of $100,000 (the “100,000 Cash Payment”) and (b) 737,532 newly issued shares (the “Exchange Shares”) of common stock, par value $0.0001 of the Company (the “Common Stock”), and the Company has agreed to (a) make the $100,000 Cash Payment and (b) issue the Exchange Shares to the Holder in exchange for the Original Note, all on the terms and conditions set forth in this Agreement in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, in connection with the Exchange and the settlement between the Parties provided herein, the Company and the Holder have agreed to terminate (i) that certain Preemptive Rights Agreement between the parties, dated as of December 27, 2013, a copy of which is annexed as Exhibit B hereto (the “Preemptive Rights Agreement”), (ii) that certain Revenue Sharing Agreement between the Parties, date as of May 30, 2014, as amended by First Amendment to the Revenue Sharing Agreement between the Parties, dated November 19, 2014, copies of which are annexed as Exhibit C hereto (the “Revenue Sharing Agreement”) and (iii) that certain Indemnity Agreement between the parties, dated as of December 27, 2013, a copy of which is annexed as Exhibit D hereto; and

WHEREAS, in connection with the Exchange and the settlement between the Parties provided herein, the Holder and the Company have agreed to provide mutual limited releases, in the forms annexed hereto as Exhibit E (the “Holder’s Release”) and Exhibit F (the “Company’s Release”), respectively, releasing each of them from all liabilities and obligations to the other, as between them, other than liabilities and obligations owed under this Agreement and the transactions contemplated herein;

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

Section 1. Exchange. Subject to and upon the terms and conditions set forth in this Agreement, the Holder agrees to surrender to the Company the Original Note or, if the Original Note cannot be found by the Holder, an Affidavit of Lost Promissory Note in the form of Exhibit G annexed hereto, and, in exchange therefor, the Company shall convey to the Holder (a) the $100,000 Cash Payment and (b) the Exchange Shares.

1.1 Closing. On the Closing Date (as defined below), the Company will convey and deliver (or cause to be conveyed and delivered) (a) the $100,000 Cash Payment by wire transfer to the Holder, pursuant to the wire instructions set forth in Schedule 1 to this Agreement, and (ii) the Exchange Shares to the Holder by deposit/withdrawal at custodian in accordance with the instructions also set forth in Schedule 1 to this Agreement, which Exchange Shares shall be issued without a restricted legend, pursuant to applicable exemptions from registration under Section 3(a)(9) of the Securities Act (“Section 3(a)(9)”) and Rule 144 promulgated under the Securities Act (“Rule 144”), and shall be freely tradable by the Holder and the Holder will surrender to the Company the Original Note, for cancellation and duly execute and deliver to the Company a Securityholder Rule 144 Representation Letter in the form annexed hereto as Exhibit H (the “144 Rep letter”). The closing of the Exchange shall occur concurrently with the execution of this Agreement by the Parties, or as soon thereafter as the Parties hereto may mutually agree in writing (the “Closing Date”), subject to the provisions of Section 4 and Section 5 herein.

1.2 Section 3(a)(9). Assuming the accuracy of all of the representations and warranties of each of the Company and the Holder set forth in Section 2 and Section 3 of this Agreement, the Parties acknowledge and agree that the Exchange qualifies as an exchange of securities under Section 3(a)(9).

1.3 Rule 144. Assuming the accuracy of all of (a) the representations and warranties of each of the Company and the Holder set forth in Section 2 and Section 3 of this Agreement and (ii) the Holder’s representations and warranties in the Rule 144 Rep Letter, the Parties acknowledge and agree that the Exchange Shares may be issued without restricted legends, pursuant to Rule 144.

1.4 Termination of Certain Agreements. The Parties acknowledge and agree that effective, as of the Closing Date, the Preemptive Rights Agreement, the Revenue Sharing Agreement, the Indemnity Agreement and any and all other agreements and documents executed in connection with the issuance of the Original Note shall each be terminated and of no further force or effect and neither Party shall have any further rights, liabilities or obligations under either the Preemptive Rights Agreement, the Revenue Sharing Agreement, the Indemnity Agreement or any of such other agreements or documents thereafter.

1.5 Mutual Releases. On the Closing Date, (a) the Holder shall duly execute and deliver to the Company the Holder’s Release and (b) the Company shall duly execute and deliver to the Holder the Company’s Release (collectively, the “Releases”).

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Section 2. Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

2.1 Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction set forth on Schedule 2.1 annexed to this Agreement, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction set forth on Schedule 2.1 annexed to this Agreement, representing the only jurisdiction(s) in which the nature of the business conducted or property owned by the Company makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole (a “Material Adverse Effect”).

2.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, including, without limitation, (a) the payment of the $100,000 Cash Payment, (b) the issuance of the Exchange Shares in exchange for the Original Note and (c) the release provided in the Company’s Release (collectively, the “Exchange Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Exchange Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s board of directors or the Company’s stockholders in connection herewith or therewith. This Agreement and each other Exchange Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.3 Issuance of Exchange Shares. The issuance of the Exchange Shares by the Company is duly authorized and, upon conveyance in accordance with the terms hereof, the Exchange Shares shall be validly issued, fully paid and non-assessable and free from all free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, rights, proxies, equity or other adverse claim thereto (collectively, “Liens”). Upon issuance in accordance herewith, the Exchange Shares, when issued, will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the Holder being entitled to all rights accorded to a holder of the Exchange Shares. Upon issuance and conveyance in accordance herewith, the conveyance by the Company of the Exchange Shares in exchange for the Original Note will not require registration under the Securities Act as a result of the exemption provided by Section 3(a)(9) thereunder.

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2.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Exchange Documents to which it is a party, the issuance of the Exchange Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents.

2.5 Acknowledgment Regarding the Exchange. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length third party with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges the Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Holder or any of its representatives or agents in connection with this Agreement is merely incidental to the Exchange.

2.6 No Commission; No Other Consideration. The Company has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the Exchange. The Exchange Shares are being conveyed exclusively for the exchange of the Original Note and no other consideration has or will be paid for the Exchange Shares.

2.7 Section 3(a)(9) Representation. The Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the Exchange Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Exchange from qualifying for an exemption from registration pursuant to Section 3(a)(9) of the Securities Act, nor will the Company take any action or steps that would cause the Exchange, issuance and delivery of the Exchange to be integrated with other offerings to the effect that the delivery of the Exchange Shares to the Holder would not be exempt from registration under Section 3(a)(9) of the Securities Act.

2.8 No Third-Party Advisors. Other than legal counsel, the Company has not engaged any third parties to assist in the solicitation with respect to the Exchange.

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2.9 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Such extensions include those granted pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) regarding exemptions granted to certain public companies (the “Order”) issued because of the COVID-19 pandemic.

2.10 [Reserved]

2.11 Filings, Consents and Approvals. Other than as set forth on Schedule 2.11, or any filings required to be made with the SEC or any state securities commission, in connection with the transactions contemplated under this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or any natural person, firm, partnership, association, corporation, company, trust, business trust or other entity (each, a “Person”) in connection with the execution, delivery and performance by the Company of the Exchange Documents.

2.12 Capitalization. The capitalization of the Company is as set forth in the SEC Reports. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Exchange Documents. Except as set forth on Schedule 2.12, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, stock options or securities convertible into shares of Common Stock. The issuance of the Exchange Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Holder) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Company’s board of directors or others is required for the issuance of the Exchange Shares. There are no stockholders’ agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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2.13 [Reserved].

2.14 DTC Eligibility. The Company, through the Company’s transfer agent (the “Transfer Agent”), currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

2.15 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included in Form 10-K and the unaudited financial statements included in quarterly filings on Form 10-Q included within such SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate (as defined below), except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Exchange Shares contemplated by this Agreement, the payment of the $100,000 Cash Payment and any other material terms of this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made, which for purposes of this Agreement, “Trading Day” shall refer to any day on which The NASDAQ Stock Market LLC is open for trading business. “Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

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2.16 Litigation. Other than as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Exchange Documents or the Exchange Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

2.17 Compliance. Except as set forth in the SEC Reports, the Company is not: (a) in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a material default by the Company), nor has the Company received notice of a claim that it is in material default under or that it is in material violation of, any indenture, loan or credit agreement or any other agreement or instrument set forth in the Company’s most recent Annual Report on Form 10-K to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) in material violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (c) to its knowledge, in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.18 Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.19 Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

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2.20 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Exchange Documents.

2.21 No Integrated Offering. Assuming the accuracy of the Holder’s representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on their respective behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Exchange to be integrated with prior offerings by the Company for purposes of (a) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any trading market on which any of the securities of the Company are listed or designated.

2.22 Acknowledgment Regarding Holder’s Exchange of the Original Note. To the knowledge of the Company the Holder is acting solely in the capacity of an arm’s length party with respect to the Exchange Documents and the transactions contemplated thereby.

2.23 Office of Foreign Assets Control. Neither the Company, and to the Company’s knowledge, nor any director, officer, agent, employee or Affiliate of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

Section 3. Representations and Warranties of the Holder. The Holder represents and warrants to the Company that:

3.1 Ownership of the Original Shares. The Holder is the legal and beneficial owner of the Original Note. The Holder paid for the Original Note and has continuously held the Original Note since its purchase. The Holder owns the Original Note outright and free and clear of any Liens.

3.2 No Public Sale or Distribution. The Holder is acquiring the Exchange Shares in the ordinary course of business for its own account and not with a view toward, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, the Holder does not agree to hold the Exchange Shares for any minimum or other specific term and reserves the right to dispose of the Exchange Shares at any time in accordance with an exemption from the registration requirements of the Securities Act and applicable state securities laws. Except as contemplated herein, the Holder does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute, or transfer any interest or grant participation rights in, the Original Note or the Exchange Shares.

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3.3 Accredited Investor and Affiliate Status. The Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. The Holder is not, and has not been, for a period of at least three months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) or (c) a “beneficial owner” of more than ten percent (10%) of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

3.4 Reliance on Exemptions. The Holder understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to complete the Exchange and to acquire the Exchange Shares.

3.5 Information. The Holder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Exchange which have been requested by the Holder. The Holder has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Holder or its representatives shall modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained herein. The Holder acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act that have been posted on the SEC’s EDGAR site are available to the Holder, and the Holder has not relied on any statement of the Company not contained in such documents in connection with the Holder’s decision to enter into this Agreement and the Exchange.

3.6 Risk. The Holder understands that its investment in the Exchange Shares involves a high degree of risk. The Holder is able to bear the risk of an investment in the Exchange Shares including, without limitation, the risk of total loss of its investment. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Exchange.

3.7 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange or the fairness or suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the Exchange Shares.

3.8 Organization; Authorization. The Holder is duly organized, validly existing and in good standing under the laws of its state of formation and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement.

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3.9 Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby (including, without limitation, the irrevocable surrender of the Original Note) will not result in a violation of the organizational documents of the Holder.

3.10 Prior Investment Experience. The Holder acknowledges that it has prior investment experience, including investment in securities of the type being exchanged, including the Original Note and the Exchange Shares, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

3.11 Tax Consequences. The Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Holder which will result from entering into the Agreement and from consummation of the Exchange. The Holder acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Exchange.

3.12 No Registration, Review or Approval. The Holder acknowledges, understands and agrees that the Exchange Shares is being exchanged hereunder pursuant to an exchange offer exemption under Section 3(a)(9) of the Securities Act.

3.13 Expiration of Warrant. The Holder hereby acknowledges, understands and agrees that the Common Stock Purchase Warrant, dated as of December 27, 2013, a copy of which is annexed hereto as Exhibit I (the “Warrant”), issued to the Holder to purchase up to 100,000 shares of Common Stock (giving effect to all stock splits, reverse stock splits and other recapitalizations of the Company’s Common Stock, since the date of issuance), expired by its terms on March 12, 2017, and that the Warrant is of no further force and effect and the Holder has no further rights thereunder including, without limitation, the right to exercise the Warrant to purchase any shares of Common Stock.

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Section 4. Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

4.1 Delivery. The Holder shall have delivered to the Company (a) this Agreement, including, without limitation, the Holder’s Release, each duly executed by the Holder and (b) the Original Note, with all applicable executed transfer powers, for cancellation by the Company.

4.2 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement.

4.3 Representations. The representations and warranties of the Holder (a) shall be true and correct in all material respects when made and on the Closing Date (unless as of a specific date therein) for such representations and warranties contained herein that are not qualified by “materiality” and (b) shall be true and correct when made and on the Closing Date (unless as of specific date therein) for such representations and warranties contained herein that are qualified by “materiality.

4.4 All Obligations. All obligations, covenants and agreements of the Holder required to be performed at or prior to the Closing Date shall have been performed.

Section 5. Conditions Precedent to Obligations of the Holder. The obligation of the Holder to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

5.1 Delivery. The Company shall have delivered to the Holder (a) this Agreement, including, without limitation, the Company’s Release, each duly executed by the Company; (b) the $100,000 Cash Payment; and (c) the Exchange Shares.

5.2 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement.

5.3 Representations. The representations and warranties of the Company (a) shall be true and correct in all material respects when made and on the Closing Date (unless as of a specific date therein) for such representations and warranties contained herein that are not qualified by “materiality” or “Material Adverse Effect” and (b) shall be true and correct when made and on the Closing Date (unless as of specific date therein) for such representations and warranties contained herein that are qualified by “materiality” or “Material Adverse Effect.”

5.4 All Obligations. All obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed.

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5.5 No Suspension. From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or any trading market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Holder makes it impracticable or inadvisable to consummate the Exchange and accept the Exchange Shares at the closing.

Section 6. Other Agreements between the Parties.

6.1       Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the Exchange of the Original Note in a manner that would require the registration under the Securities Act of the exchange of the Exchange Shares or that would be integrated with the offer of the Exchange Shares for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

6.2       Replacement of Securities. If any certificate or instrument evidencing any of the Exchange Shares is mutilated, lost, stolen or destroyed, the Company shall convey or cause to be conveyed in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement securities.

Section 7. [Reserved].

Section 8. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the State of Delaware, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Holder each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Federal District Court located in the State of Kansas. The Company and the Holder each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of Kansas by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE HOLDER EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

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Section 9. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party hereto; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 10. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 11. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party hereto.

Section 13. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their respective Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties hereto with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder. No provision hereof may be waived other than by an instrument in writing signed by the party hereto against whom enforcement is sought.

Section 14. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

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The addresses and facsimile numbers for such communications shall be:

If to the Company:

Infinity Energy Resources, Inc.

Attn: Stanton E. Ross, Chief Executive Officer

11900 College Blvd., Suite 310

Overland Park, KS 66210

If to the Holder:

to the address set forth on its signature page attached hereto.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Section 15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, including any purchasers of the Exchange Shares. Subject to its compliance with applicable federal and state securities laws, the Holder may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be the Holder hereunder with respect to such assigned rights.

Section 16. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 17. Survival of Representations. The representations and warranties of the Company and the Holder contained in Sections 2 and 3, respectively, will survive the closing of the transactions contemplated by this Agreement, until December 31, 2019.

Section 18. Further Assurances. Each Party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date first written above.

Infinity Energy Resources, Inc.

By:
Name:	Stanton Ross
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date first written above.

SKM Partnership, Ltd.

By:
Name:	Scott Martin
Title:

Address for notice purposes:

SKM Partnership, Ltd.

5621 Tupper Lake Dr.

Houston, TX 77056

Attention: Scott D. Martin